EXHIBIT 3.2

                          ARTICLES OF AMENDMENT TO THE

                            ARTICLES OF INCORPORATION

                              OF LIFELINE USA, INC.


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                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                              OF LIFELINE USA, INC.

         Pursuant to the provisions of the Colorado Corporation Code, Lifeline USA, Inc. adopts the following Articles of Amendments to its Articles of
Incorporation:

         The following amendment to the Articles of Incorporation were adopted on January 15, 1997, as prescribed by the Colorado Corporation Act, by a unanimous vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

         FIRST:   The name of the corporation is hereby changed to:

                                 LIFE USA, INC.

         SECOND: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                           None.

         THIRD: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: None.


                                                     LIFELINE USA, INC.


                                                     By:/s/Michael A. Littman
                                                     Its: President

                                                     And:/s/Wesley F. Whiting
                                                     Its: Secretary/Treasurer

STATE OF COLORADO          )
                           )SS.
COUNTY OF JEFFERSON        )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Michael A. Littman as President and Wesley F. Whiting as Secretary/Treasure of Lifeline USA, Inc., a Colorado corporation, this 15th day of January, 1997.

         My Commission expires:
                  2/24/98                   /s/Candi M. Cole
                                               Notary Public
                                               10200 W. 44th Ave., #400
                                               Wheat Ridge, CO 80033